EXPENSE PAYMENT AND REIMBURSEMENT AGREEMENT

EXPENSE PAYMENT AND REIMBURSEMENT AGREEMENT (the “Agreement”) made as of this 17th day of November, 2025, by and between Banner Ridge DSCO Private Markets Fund (the “Fund”) and Banner Ridge Partners, LP (the “Manager”).

W I T N E S S E T H

WHEREAS, the Fund has incurred and will continue to incur certain expenses in connection with its organization (“Organizational Expenses”) and the offering of its shares of beneficial interest (“Offering Expenses”); and

WHEREAS, the Manager desires to advance payment for all or a portion of such Organizational Expenses and Offering Expenses in exchange for the Fund’s obligation to reimburse the Manager for any such advancements.

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Fund and the Manager do hereby agree as follows:

1.	The Manager agrees to advance payment for all or a portion of the Fund’s Organizational Expenses and Offering Expenses, with such amounts to be determined by the Manager in its sole discretion.

2.	The Fund agrees to reimburse the Manager for any and all Organizational Expenses and Offering Expenses paid in advance by the Manager pursuant to Section 1 hereof upon request by the Manager after the Fund’s registration statement with the Securities and Exchange Commission is declared effective and the Fund commences operations.

3.	The Manager may waive its right to receive any reimbursement of Organizational Expenses and Offering Expenses payable to the Manager by the Fund pursuant to Section 2 hereof in the Manager’s sole discretion.

4.	This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

BANNER RIDGE DSCO PRIVATE MARKETS FUND

By:	/s/ Scott Halper
Name:	Scott Halper
Title:	President

BANNER RIDGE PARTNERS, LP

By:	/s/ Anthony Cusano
Name:	Anthony Cusano
Title:	Authorized Person

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Expense Payment and Reimbursement Agreement